UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2011

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 2, 2011, Allergan, Inc. (“Allergan”) issued a press release announcing operating results for the fourth quarter and full year ended December 31, 2010. In its press release, Allergan included non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report is not incorporated by reference into any filings of Allergan made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, Gavin S. Herbert, Jr., the founder of Allergan and Chairman Emeritus since 1996, notified Allergan of his decision to retire from the Board of Directors of Allergan (the “Board”) effective immediately prior to Allergan’s 2011 annual meeting of stockholders (the “Annual Meeting”). Mr. Herbert’s retirement from the Board is not due to any disagreement with Allergan or the Board.

On January 31, 2011, Leonard D. Schaeffer notified Allergan of his decision not to stand for re-election to the Board at the Annual Meeting and, therefore, is resigning from the Board effective immediately prior to the Annual Meeting. Mr. Schaeffer’s resignation from the Board is not due to any disagreement with Allergan or the Board.

On January 31, 2011, the Board approved a reduction in the size of the Board from 12 to 10 directors, effective immediately prior to the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Allergan, Inc. press release dated February 2, 2011

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	February 2, 2011	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President, Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit
99.1	Allergan, Inc. press release dated February 2, 2011